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EXHIBIT 10(A)


                              EMPLOYMENT AGREEMENT


     Amended and Restated Employment Agreement dated as of the 17th day of October, 1995, between Addington Environmental, Inc., 771 Corporate Drive, Suite 1000, Lexington, Kentucky 40503, a Kentucky corporation (the "Company") and Jack
T. Baker, 3414 Gingertree Circle, Lexington, Kentucky 40502, (the "Executive").

                                    Recitals
                                    --------

     A. The Company and the Executive are parties to an Employment Agreement, dated as of October 4, 1994 (the "Existing Agreement").

     B. The Company and the Executive wish to amend and restate the Existing Agreement, which in amended and restated form shall supersede the Existing Agreement in its entirety.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, the parties agree as follows:

     1. Employment Services. The Company hereby employs the Executive and the Executive hereby accepts such employment.

     2. Duties. During the Term, the Executive shall be the Company's Executive Vice President and General Counsel. In those offices, the Executive shall perform the duties customary for those positions and such additional duties, not inconsistent with the Executive's status as a senior executive of the Company, as the Board may from time to time assign to him. The Executive agrees to accept election, and serve during all or any part of the Term, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement.

     3.  Extent of Services; Business Opportunities.

     (a) The Executive shall serve the Company faithfully and to the best of his ability and shall devote his full and exclusive time, attention and energies to the business of the Company.

     (b) All waste management opportunities (including development and acquisition opportunities) developed or located by the Executive during the
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Term or which the Executive becomes aware of during the Term shall belong to the
Company.

     4. Term. The term of the Executive's employment pursuant to this Agreement and the obligations of the Company with respect to such employment (the "Term") shall be a three-year period which shall commence on October 1, 1994, and will end on October 1, 1997, or on such other date on which the Term shall terminate pursuant to Section 10 or be extended pursuant to Section 11.

     5. Base Salary. The Company shall pay the Executive a base salary of $175,000 per annum, payable in 26 equal biweekly installments; provided that for so long as the Executive serves as chief executive officer of the Company his base salary shall be not less than $200,000 per annum. Salary increases, if any, will be at the sole discretion of the Board. On each anniversary of this Agreement, the Board will review the performance of the Executive and the Company's overall performance and decide in its sole discretion whether to increase the Executive's base salary.

     6. Bonuses. The Executive shall receive any bonus or bonuses which the Board of Directors in its sole discretion may award for services performed during the Term.

     7. Expenses. In accordance with the Company's expenses reimbursement policies and procedures in effect from time to time, the Executive shall be reimbursed within 30 days for reasonable out-of-pocket expenses incurred while performing his services, as long as the Executive provides satisfactory written documentation of such expenses.

     8. Vacation. The Executive shall be entitled to three weeks of vacation per year, to be taken at a time mutually satisfactory to the Executive and the Company, during which time his salary shall be paid in full. Unused vacation for any year during the Term may not be accumulated for use in subsequent years unless the failure to use such vacation was at the direction of the Company's Board.

     9. Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(K) plan, group insurance or other so-called fringe benefits which the Company makes available to its senior executives generally. The Company shall provide the Executive, at the Company's expense, with an automobile comparable to the automobile provided to the Executive as of the date of this Agreement.

     10.  Termination.

     10.1 The Executive's employment pursuant to this Agreement and the Term shall be terminated upon the occurrence of the earliest of the following events:
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     (a) the death or Disability of the Executive;

     (b) the Company's delivery of written notice of termination to the Executive (which notice shall specify whether such termination is for Cause or without Cause);

     (c)  the expiration of the Term; and

     (d) the Executive's delivery of written notice of termination in accordance with Section 10.4.

     10.2 If the Executive shall die during the Term, or if the Term shall terminate due to the Executive's Disability, the Executive (or his estate or personal representatives) shall be entitled to receive the Executive's accrued salary to the date of termination plus such benefits as are then payable under the Company's benefit programs. "Disability" means the Executive's inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his duties and obligations to the Company hereunder or to participate effectively and actively in the management of the Company for a period anticipated to last at least 6 months, as determined in the good faith judgment of the Board.

     10.3 The Company may terminate the Executive's employment hereunder for Cause. Upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned or otherwise vested prior to the date of such termination. "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute,
(iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, or (v) any other material breach of any agreement between the Executive and the Company or its subsidiaries and affiliates which is not cured within 15 days after written notice thereof to the Executive. In addition, prior to a "Change of Control" except during the pendency of a "Potential Change of Control", Cause shall include failure to satisfactorily perform duties and responsibilities as reasonably determined by the Board of Directors. The Employee shall not be deemed to have been terminated for Cause unless and until there has been delivered to Employee a resolution of the Board of Directors, adopted after the Executive has had a reasonable opportunity to be heard, stating that in the good faith opinion of the Board, the Employee engaged in conduct constituting "Cause", specifying the basis therefor in reasonable detail.

     10.4 The Executive may terminate this Agreement for Good Reason upon 30 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term of this Agreement without Cause, the Executive shall be
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entitled to receive, in satisfaction of the balance of the Company's obligations, to the Executive hereunder, all amounts of base salary payable to the date of termination and continued payment as and when otherwise due of the base salary for the balance of the Term as would otherwise be in effect for the balance of the Term (assuming no further extension of the Term). In the event of any such termination, the Executive shall have no duty to mitigate damages through other employment or otherwise. "Good Reason" means: assignment to the Executive of duties inconsistent with those of a senior executive officer (it being acknowledged and agreed that, without in any way limiting or expanding upon the foregoing, the assignment to the Executive of duties consistent with either (x) those of general counsel of the Company or (y) having overall responsibility for identification and negotiation of greenfield sites and site management contracts are not inconsistent with those of a senior executive officer); reduction in base salary (other than any reduction relating to the Executive's ceasing to serve as chief executive officer of the Company in which case such base salary shall not be below $175,000); or only after a "Change of Control" has occurred or during the pendency of a "Potential Change of Control " requiring the Executive to be based anywhere other than a 50-mile radius of Lexington, Kentucky, except for reasonable travel as required for Company business. The Executive's ceasing to serve as chief executive officer of the Company shall not constitute Good Reason.

     11. Extension. On September 30, 1997, and on each September 30 thereafter, the Term shall be deemed to have been automatically extended for an additional one-year period without the further necessity of any written documentation, unless either party provides at least one year's prior written notice to the other party of its desire not to extend the Term.

     12.  Change of Control.  Notwithstanding the provisions of Section 10, if
(a) within 36 months following the occurrence of any Change of Control or the execution of a definitive agreement by the Company or Addington Resources, Inc. ("ARI"), for a transaction which would result in a Change of Control, or (b) during the period commencing on the date of a public announcement of a proposal to effectuate a transaction that would result in a "Change of Control" of the type specified in clauses (i), (iii) or (iv) of the definition thereof and ending on the date that such proposal expires or is withdrawn (a "Potential Change of Control"), either (i) the Company terminates the Executive's employment without Cause or (ii) the Executive terminates his employment with the Company for Good Reason within twelve months of the occurrence of the event or circumstances constituting Good Reason, the Executive shall be entitled to receive, in lieu and not in addition to any severance provided in Section 10, all amounts of base salary payable to the date of termination plus an amount equal to three times the greater of (i) the Executive's base salary in effect immediately prior to the Change of Control last occurring, and (ii) the Executive's base salary in effect immediately prior to the date of termination. "Change of Control" means (i) the acquisition by any person or "group" in a single transaction or series of related transactions of shares of Common Stock or other voting securities representing 50% or more of the outstanding voting power, entitled to vote generally in the election of directors of ARI, after giving effect to such transaction, (ii)
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during any period of two consecutive years, individuals who at the beginning of such period constitute a majority of the Board of Directors of ARI cease to constitute a majority thereof unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, (iii) the sale of all or substantially all of the assets of ARI (other than to a wholly-owned subsidiary of ARI), or (iv) the sale of a majority of the capital stock of the Company or substantially all of its assets. This Section 12 contemplates that there may be multiple Changes of Control or Potential Changes of Control. The provisions of this Section 12 shall survive the expiration of this Agreement and shall continue to be binding on the Company as long as the Executive remains employed by the Company or any of its affiliates.

     13.  Restrictive Covenant.

     (a) As an essential ingredient in consideration of this Agreement, the Executive agrees that he shall not, during the Term, and for a period of two years from the termination or expiration of the Term for any reason whatsoever, whether the Executive's termination of employment by the Company is voluntary or involuntary, either directly or indirectly, for or on behalf of himself or any persons, partnership, corporation or other entity, other than the Company, ARI and its subsidiaries (the "Addington Group").

     (i) Engage in the waste collection, recycling, or disposal business ("Environmental Services") within a 75-mile radius of any of the waste disposal facilities operated or managed by the Addington Group on the effective date of such termination or as to which the Addington Group had plans or proposals to operate or manage on such effective date;

     (ii) Solicit of any current or former customers of the Addington Group to provide Environmental Services;

     (iii) Except in the course of his employment hereunder and for the benefit of the Addington Group, take, use appropriate or divulge to anyone any Proprietary Information of the Company; or

     (iv) Enter into agreement with or solicit the employment of, employees of the Company for the purpose of causing them to leave the Company or to do any of the acts described in paragraphs 13(a)(i) through (iii) above.

     (b) In connection with the Executive's employment, he will be exposed to Proprietary Information of the Company and its affiliates. "Proprietary Information" means any private information concerning the Company and its affiliates, including, without limitation, the Company's or its affiliates' design, use, purchase or sale of its landfills and other waste disposal facilities; information, the Company's or its affiliates; design, use, purchase or sale of its landfills and other waste disposal facilities; information
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concerning marketing plans or proposals, contracts agreements, customer list concerning existing and potential waste sources and landfill or waste disposal development and acquisition opportunities. The Company has expressly or impliedly protected such information from unrestricted use by persons not associated with the Company. Information that is generally known to the Company's competitors without prior disclosure by the Executive shall excluded from the scope "Proprietary Information" for purpose of this Agreement.

     (c) If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this Section, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     (d) If any of the covenants contained in this Section, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     (e) If any of the covenants contained in this Section, or any part thereof, are held to be unenforceable because of the duration of such provision, the parties agree that the court making such determination shall have the power to reduce the duration of such provision and, in its reduced form, said provision shall then be enforceable.

     (f) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Section upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such state shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

     14.  Miscellaneous.

     (a) This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.
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     (c) To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     (d) All notices required to be given under this Agreement shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission at the address set forth in the preamble or such other address as either party may provide.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first set forth above, but actually on the dates set forth below.

                                 ADDINGTON ENVIRONMENTAL, INC.



                                 By: /s/ Howard P. Berkowitz
                                    ------------------------
                                      Chairman


                                 Date: 11/9/95
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                                  /s/ Jack T. Baker
                                 ---------------------------



                                 Date: 11/13/95
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